UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2011

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Kansas	0-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas		75062
(Address of principal executive offices)		(Zip Code)

(972) 258-8507

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On June 16, 2011, upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors (the “Board”) of CEC Entertainment, Inc. (the “Company”) appointed Bruce M. “Smokey” Swenson to the Board as a director effective immediately. Mr. Swenson will fill the vacancy that was created by the retirement of Larry T. McDowell and his term as a director will expire at the 2013 annual meeting of the Company’s stockholders. Mr. Swenson was also appointed by the Board to serve as Chairman of the Audit Committee and as a member of the Nominating/Corporate Governance Committee.

There is no arrangement or understanding between Mr. Swenson and any other persons pursuant to which Mr. Swenson was selected as a director. There are no transactions involving Mr. Swenson requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as a director, Mr. Swenson will receive the Company’s standard non-employee director cash and equity compensation. Mr. Swenson will receive a pro rata portion of the $20,000 annual retainer for his service through the remaining portion of the year, $3,000 per regularly scheduled Board meeting for attendance in person or telephonically, $2,500 per specially called meeting of the Board for which attendance is requested in person or telephonically, and $1,250 per specially called committee meeting for which attendance is requested in person or telephonically. Mr. Swenson will also receive a pro rata portion of the $10,000 retainer for his service as Audit Committee Chair through the remaining portion of the year.

Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors under the Company’s Second Amended and Restated Non-Employee Directors Restricted Stock Plan (the “Plan”), Mr. Swenson received an initial non-employee director restricted stock award for the number of shares of common stock having the fair market value (as defined in the Plan) as of the date of grant equal to $100,000 multiplied by a fraction the numerator of which is the number of days until the date of the next annual grant to non-employee directors and the denominator of which is 365. Subject to certain exceptions set forth in the Plan, the restricted stock award will vest in four equal annual installments upon the first, second, third and fourth anniversary of the grant date.

Item 7.01. Regulation FD Disclosure.

On June 20, 2011, the Company issued a press release announcing Mr. Swenson’s appointment to the Company’s Board of Directors. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 – “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated June 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: June 20, 2011	By:	/s/ Tiffany B. Kice
Tiffany B. Kice
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated June 20, 2011

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